[EXECUTION COPY]







                     THIRD PREFERRED MORTGAGE
                       ON THE WHOLE OF THE
                  [NAME OF REDOCUMENTED VESSEL]
                    (Official Number         )





                       BL DEVELOPMENT CORP.
                     13705 FIRST AVENUE NORTH
                  PLYMOUTH, MINNESOTA 55441-5451
                      as Owner and Mortgagor

                           In Favor Of

        FIRST SECURITY BANK OF UTAH, NATIONAL ASSOCIATION
                          79 MAIN STREET
                   SALT LAKE CITY, UTAH  84111
                     as Trustee and Mortgagee

                               For

                 BA LEASING & CAPITAL CORPORATION
               FOUR EMBARCADERO CENTER, SUITE 1200
                 SAN FRANCISCO, CALIFORNIA 94111
                             as Agent





                     Dated as of May 10, 1996





           Discharge Amount:  $120,001,000.00 Together
                  With Interest and Performance
                      of Mortgage Covenants




                        TABLE OF CONTENTS


                                                                            Page


                            ARTICLE I

              DEFINITIONS AND RULES OF CONSTRUCTION

    SECTION 1.1.  Definition of Terms. . . . . . . . . . . . .  5
    SECTION 1.2.  Rules of Construction. . . . . . . . . . . .  6

                            ARTICLE II

                   GENERAL MORTGAGE PROVISIONS

    SECTION 2.1.  General. . . . . . . . . . . . . . . . . . .  6

                           ARTICLE III

    REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE MORTGAGOR

    SECTION 3.1.  Corporate Status of Mortgagor. . . . . . . .  7
    SECTION 3.2.  Liens. . . . . . . . . . . . . . . . . . . .  7
    SECTION 3.3.  Compliance With Law. . . . . . . . . . . . .  7
    SECTION 3.4.  Operation of Vessel. . . . . . . . . . . . .  8
    SECTION 3.5.  Payment of Taxes, etc. . . . . . . . . . . .  8
    SECTION 3.6.  Notice of Mortgage . . . . . . . . . . . . .  8
    SECTION 3.7.  Release From Arrest. . . . . . . . . . . . .  9
    SECTION 3.8.  Maintenance of Vessel. . . . . . . . . . . .  9
    SECTION 3.9.  Access to Vessel . . . . . . . . . . . . . .  9
    SECTION 3.10. Documentation of Vessel. . . . . . . . . . .  9
    SECTION 3.11. Sale, Charter or Mortgage of Vessel. . . . .  9
    SECTION 3.12. Insurance. . . . . . . . . . . . . . . . . .  9
    SECTION 3.13. Requisition of Title to Vessel . . . . . . . 10
    SECTION 3.14. Requisition of Vessel but not Title. . . . . 10
    SECTION 3.15. Execution of Additional Documents. . . . . . 11

                            ARTICLE IV

                  EVENTS OF DEFAULT AND REMEDIES

    SECTION 4.1.A.  Events of Default . . . . . . . . . . . . .11
                B   Remedies . . . . . . . . . . . . . . . . . 12
    SECTION 4.2.    Sale of Vessel by Mortgagee. . . . . . . . 14
    SECTION 4.3.    Mortgagee to Sign for
                    Mortgagor. . . . . . . . . . . . . . . . . 14
     SECTION 4.4.   Mortgagee to Collect Hire, etc. . . . . . .14
     SECTION 4.5.   Mortgagee's Right to
                    Possession. . . . . . . . . . . . . . . . .15
     SECTION 4.6.   Appearance by Mortgagee on
                    Behalf of Mortgagor . . . . . . . . . . . .15
     SECTION 4.7.   Acceleration of Indebtedness
                    Secured Hereby. . . . . . . . . . . . . . .15
     SECTION 4.8.   Right of Mortgagee. . . . . . . . . . . . .16
     SECTION 4.9.   Cure of Defaults. . . . . . . . . . . . . .16
     SECTION 4.10.  Restoration of Position . . . . . . . . . .16
     SECTION 4.11.  Proceeds of Sale. . . . . . . . . . . . . .17
     SECTION 4.12.  Repairs to Vessel and Sale of
                    Equipment. . . . . . . . . . . . . . . . . 17
     SECTION 4.13.  Advances by Mortgagee . . . . . . . . . . .18

                                 ARTICLE V

                         MISCELLANEOUS PROVISIONS

     SECTION 5.1.    Addresses . . . . . . . . . . . . . . . . 18
     SECTION 5.2.    Counterparts. . . . . . . . . . . . . . . 20
     SECTION 5.3.    Interest of Mortgagor . . . . . . . . . . 20
     SECTION 5.4.    Survivorship of Covenants . . . . . . . . 20
     SECTION 5.5.    Amendments. . . . . . . . . . . . . . . . 20
     SECTION 5.6.    Discharge of Lien . . . . . . . . . . . . 20
     SECTION 5.7.    Incorporation into Mortgage . . . . . . . 20
     SECTION 5.8.    Governing Law . . . . . . . . . . . . . . 20







SCHEDULE I - -        Equipment

EXHIBIT A      - -    Master Vessel Trust Agreement
EXHIBIT B      - -    Participation Agreement and Appendix 1
EXHIBIT C      - -    Loan Agreement
EXHIBIT D      - -    Notes
EXHIBIT E      - -    Lease
EXHIBIT F      - -    Intercreditor Agreement




                         THIRD PREFERRED MORTGAGE


    THIS THIRD PREFERRED MORTGAGE dated as of _______, 1996, is granted by:

    BL DEVELOPMENT CORP.
    13705 First Avenue North
    Plymouth, Minnesota 55441-5451

a corporation organized and existing under and by virtue of the laws of the State of Minnesota (the "Mortgagor") in favor of:

    FIRST SECURITY BANK OF UTAH, NATIONAL ASSOCIATION
    79 South Main Street
    Salt Lake City, Utah  84111

a national banking association organized and existing under and by virtue of the laws of the United States, not in its individual capacity but solely as trustee (the "Mortgagee") pursuant to a Master Vessel Trust Agreement, dated as of May 10, 1996 (the "Master Vessel Trust Agreement") with and for:

    BA LEASING & CAPITAL CORPORATION Four Embarcadero Center, Suite 1200 San Francisco, California 94111

a corporation organized and existing under and by virtue of the laws of the State of California (the "Agent") for the Lenders party to the Participation Agreement referred to below.

    WHEREAS:

    A. The Mortgagor is the sole owner of the whole of the vessel identified and described in the Granting Clause of this Third Preferred Mortgage (this "Mortgage").

    B. The Mortgagor has directly and indirectly granted first priority mortgage liens on such vessel in favor of American Bank National Association, as indenture trustee (the "Indenture Trustee") under that certain Indenture, dated as of November 30, 1995 (the "Indenture") to secure the payment of principal and interest on the 10 1/8% First Mortgage Notes due November 30, 2003 in the aggregate principal amount of $450,000,000 issued by Grand Casinos, Inc., a Minnesota corporation ("GCI") pursuant to the Indenture (the "Indenture Obligations").

    C. The Mortgagor and GCI and certain of its subsidiaries have entered into that certain Participation Agreement, dated as of May 10, 1996 (as amended, modified or supplemented from time to time, the "Participation Agreement"), with the Borrower, the Agent, and the Co-Agents, the Lead Manager and the Lenders named therein.

    D. The Mortgagor has entered into a grantor Trust with Hancock Bank as Trustee pursuant to the terms of a Trust Agreement, dated as of May 10, 1996. In its capacity as Trustee under said Trust Agreement, Hancock Bank is herein referred to as the "Borrower". The Borrower, the Agent, the Co-Agents, the Lead Manager and the Lenders named therein have entered into a Loan Agreement as contemplated by the Participation Agreement.

    E. Pursuant to the Participation Agreement and the Loan Agreement, the Lenders have committed to lend to the Borrower a maximum principal amount not to exceed $120,001,000. Such loans are evidenced by promissory notes (as amended, modified, supplemented, renewed or extended from time to time, the "Notes") executed by the Borrower in favor of each Lender. The proceeds of said loans evidenced by the Notes have been and will be used to finance the purchase and installation of certain equipment on such Vessel.

    F. The Borrower, as lessor, has entered into a Lease Agreement, dated as of May 10, 1996 (as amended, modified or supplemented from time to time, the "Lease"), with the Mortgagor, as lessee, respecting the equipment described above in Paragraph E.

    G. Forms of each of the Master Vessel Trust Agreement, Participation Agreement, Loan Agreement, Notes, and Lease are attached hereto respectively as Exhibits A, B, C, D, and E and are hereby made a part hereof.

    H. The Indenture Trustee, Bank of America National Trust and Savings Association, the Agent, the Mortgagor, Grand Casinos, Inc. and certain of its subsidiaries have entered into an Intercreditor Agreement, dated May 10, 1996 (as amended, modified or supplemented from time to time, the "Intercreditor Agreement"), the form of which is attached hereto as Exhibit F and hereby made a part hereof.

    I. In order to secure the performance of Mortgagor's obligations under the Lease, the Participation Agreement and the Borrower's obligations under the Participation Agreement, the Notes, and the Loan Agreement, the Mortgagor has agreed to execute and deliver and does hereby execute and deliver this Mortgage as follows:


                              GRANTING CLAUSE

                 NOW, THEREFORE, THIS MORTGAGE WITNESSETH:

    THAT, in consideration of the premises and of the additional covenants herein contained and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, and for the purpose of securing as a second priority lien in favor of the Mortgagee (1) the payment and performance of all obligations, undertakings and liabilities of Mortgagor and the Borrower, now existing or hereafter incurred, under, arising out of, or in connection with the Lease and the other Operative Documents (as defined below) to which Mortgagor or the Borrower is a party, (2) the satisfaction of those terms and conditions contained herein applicable to the Mortgagor, (3) the payment of any and all future advances to the Mortgagor made for the improvement, protection or preservation of such vessel, together with interest at the Overdue Rate (as defined below), and (4) the payment of all sums expended or advanced by the Mortgagee under or pursuant to the terms hereof or to protect the security hereof (including under Sections 4.7 and 4.13), together with interest thereon as herein provided, whether any of the foregoing obligations now exist or are hereafter created or incurred, and whether they are or may be direct or indirect, due or to become due, absolute or contingent, primary or secondary, liquidated or unliquidated, or sole, joint, several or joint and several (collectively, the "Obligations"), THE MORTGAGOR HAS granted, conveyed, mortgaged, pledged, hypothecated, set over and confirmed AND THE MORTGAGOR DOES BY THESE PRESENTS grant, convey, mortgage, pledge, hypothecate, set over and confirm UNTO AND IN FAVOR OF THE MORTGAGEE FOR THE AGENT, the whole of the following named and described vessel including the Equipment defined below (collectively, the "Vessel") to wit:


                  OFFICIAL                      HOME
NAME               NUMBER                       PORT




TOGETHER WITH all equipment, parts and accessories integral to the operation of or otherwise now or from time to time installed on the Vessel or substitutions thereof, including, but not limited to, all of its boilers, engines, machinery, masts, spars, boats, cables, motors, tools, anchors, chains, booms, cranes, rigs, pumps, pipe, tanks, tackle, apparel, furniture, fixtures, rigging, supplies, fittings, communication systems, visual and electronic surveillance systems all gaming machinery, equipment, devices, accessories and several improvements listed on Schedule I hereto (the "Equipment") relating to the gaming operations and the conduct of Mortgagor's gaming business and games of chance on the Vessel, and transportation systems, tools, utensils, food and beverage, liquor, uniforms, linens, housekeeping and maintenance supplies, fuel, computer equipment, calculators, adding machines, video game and slot machines, and any other electronic equipment of every nature used in connection with the operation of the Vessel, all machinery, equipment, engines, appliances and fixtures for generating or distributing air, water, heat, electricity, light, fuel or refrigeration, or for ventilating or sanitary purposes, or for the exclusion of vermin or insects, or for the removal of dust, refuse or garbage, all wall-beds, wall-- safes, built-in furniture and installations, shelving, lockers, partitions, doorstops, vaults, motors, elevators, dumb-waiters, awnings, window shades, venetian blinds, light fixtures, fire hoses and brackets and boxes for the same, fire sprinklers, alarm, surveillance and security systems, computers, drapes, drapery rods and brackets, mirrors, mantels, screens, linoleum, carpets and carpeting, plumbing, bathtubs, sinks, basins, pipes, faucets, water closets, laundry equipment, washers, dryers, ice-boxes and heating units, all kitchen and restaurant equipment, including but not limited to silverware, dishes, menus, cooking utensils, stoves, refrigerators, ovens, ranges, dishwashers, disposals, water heaters, incinerators, furniture, fixtures and furnishings, all cocktail lounge supplies, including but not limited to bars, glassware, bottles and tables used in connection with the Vessel, all chaise lounges, hot tubs, swimming pool heaters and equipment, and all other recreational equipment (computerized and otherwise), beauty and barber equipment, and maintenance supplies used in connection with the Vessel, all specifically designed installations and furnishings, and all furniture, furnishings and personal property of every nature whatsoever now or hereafter owned or leased by Mortgagor or in which Mortgagor has any rights or interest and located in or on, or attached to, or used or intended to be used or which are now or may hereafter be appropriated for use on or in connection with the operation of the Vessel, or in connection with any construction being conducted or which may be conducted thereon, and all extensions, additions, accessions, improvements, betterments, renewals, substitutions, and replacements to any of the foregoing, all of which (to the fullest extent permitted by law) shall be conclusively deemed appurtenances to the Vessel, and all other appurtenances to the Vessel appertaining or belonging thereto, whether now owned or hereafter acquired, whether on board or not, and all additions, improvements and replacements hereafter made in or to the Vessel. Mortgagor and Mortgagee acknowledge that significant structures, improvements, additions, equipment and other appurtenances may be added to the Vessel after the execution of this Mortgage, and the Mortgagor specifically affirms and agrees that all such appurtenances to the Vessel shall be subject to this Mortgage.

    TO HAVE AND HOLD the same unto Mortgagee, its successors and assigns, forever upon the terms herein set forth to secure the performance and observance of and compliance with the covenants, terms and conditions in the and the other obligations secured hereby.

    PROVIDED, only, and the condition of these presents is such, that the mortgage lien on the Vessel shall be subject, subordinate and junior to the Indenture Trustee Mortgages and any Pari Passu Secured Mortgages (as such terms are defined in the Intercreditor Agreement) to secure the Indenture Obligations until such time as all Indenture Obligations shall have been paid in full.

    AND NOW, THE PARTIES HEREBY FURTHER AGREE, COVENANT AND DECLARE that the Vessel is to be held subject to the following covenants, conditions, provisions, terms and uses:


                                 ARTICLE I

                   DEFINITIONS AND RULES OF CONSTRUCTION

    For all purposes of this Mortgage, unless the context otherwise requires:

    SECTION 1.1.  Definition of Terms.

          (a) Act shall mean Chapter 313 of Title 46 United States Code.

          (b) Office of the Documentation Officer shall mean the Office of the Documentation Officer of the United States Coast Guard at New Orleans, Louisiana or the United States Coast Guard National Vessel Documentation Center.

    For all purposes hereof, the capitalized terms used herein and not otherwise defined shall have the meanings assigned thereto in Appendix 1 to the Participation Agreement which is attached hereto and incorporated herein.

     SECTION 1.2. Rules of Construction. Unless the context otherwise requires:

          (a) A term has the meaning assigned to it;

          (b) "Or" is not exclusive;

          (c) Words in the singular include the plural, and in the plural include the singular;

          (d) All references herein to particular articles or sections, unless otherwise provided, are references to articles or sections of this Mortgage;

          (e) The headings herein are solely for convenience of reference and shall not constitute a part of this Mortgage nor shall they affect its meaning, construction or effect;

          (f) References to the Participation Agreement, the Lease and any other Operative Documents and other instruments shall be deemed to refer to the Participation Agreement, the Lease, the Operative Documents and any other related documents as the same may from time to time be amended, supplemented or modified by the parties hereto in accordance with the terms thereof.


                                ARTICLE II

                        GENERAL MORTGAGE PROVISIONS

    SECTION 2.1. General. For purposes of this Mortgage and in order to comply with Title 46, Section 31321(b)(3), the parties to this Mortgage hereby declare that the indebtedness which is now or will in the future be owed under the Lease and the Notes and the other Obligations hereby secured is an amount up to the sum of $120,001,000.00, as the total of all possible advances that may be made, together with interest and performance of the covenants of this Mortgage, the Lease and the other Operative Documents. The discharge amount is the same as the total amount, together with interest and performance of the covenants of this Mortgage, the Lease and the other Operative Documents.


                                ARTICLE III

        REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE MORTGAGOR

    The Mortgagor represents, warrants, covenants and agrees with Mortgagee as follows:

    SECTION 3.1. Corporate Status of Mortgagor. The Mortgagor is a corporation organized and existing under and by virtue of the laws of the State of Minnesota and is and will remain a citizen of the United States of America within the meaning of Title 46, Section 802, of the United States Code, entitled to own and document the Vessel to engage in the coastwise trade under the laws of the United States of America.

    SECTION 3.2. Liens. (a) The Mortgagor lawfully owns and is lawfully possessed of the Vessel free and clear of all liens, mortgages, taxes and encumbrances, subject to the Indenture Trustee Mortgages and except liens permitted under the Participation Agreement or under the Indenture in favor of the Indenture Trustee and the noteholders; and the Mortgagor will and does hereby warrant and defend the title and possession thereto and to every part thereof for the benefit of Mortgagee against the claims and demands of all persons whomsoever.

          (b) Neither the Mortgagor nor any Master of the Vessel nor any other person has or shall have the right, power or authority to create, incur or permit to be placed or imposed or continued upon the Vessel any lien whatsoever other than for crew's wages, salvage, any mortgages recorded prior to the recording of this Mortgage, and this Mortgage.

          (c) Except for the lien of any Mortgage recorded prior to this Mortgage and this Mortgage and except for Permitted Liens (as defined in Appendix 1 to the Participation Agreement), the Mortgagor will not suffer to be continued any lien, encumbrance or charge on the Vessel, and in due course and in any event within thirty (30) days after the same becomes due and payable will pay or cause to be discharged or make adequate provision for the satisfaction or discharge of all such liens, encumbrances or charges or will cause the Vessel to be released or discharged from any such lien, encumbrance or charge therefor.

    SECTION 3.3. Compliance With Law. The Mortgagor will comply with and satisfy all applicable formalities and provisions of the laws and regulations of the United States of America in order to perfect, establish and maintain this Mortgage, any supplement or amendment thereto and any assignment thereof by the Mortgagee as a second preferred mortgage upon the Vessel and upon all additions, improvements and replacements made in or to the same. The Mortgagor shall furnish to Mortgagee, from time to time, such proofs as Mortgagee may reasonably request with respect to the Mortgagor's compliance with the foregoing covenant. The Mortgagor shall promptly pay and discharge all United States Coast Guard fees and expenses in connection with the recordation of this Mortgage, any supplement or amendment thereto and any assignment thereof by the Mortgagee. In the event that the Lease, the Notes or the other Operative Documents secured hereby, or any provisions hereto or thereof, shall be deemed invalidated in whole or in part by reason of any present or future law or any decision of any court, the Mortgagor will execute, on its behalf, such other and further assurances and documents as in the opinion of Mortgagee may be required to more effectually subject the Vessel to the payment and the performance of the terms and provisions of the Lease, the Notes and the other Operative Documents. In addition, the Mortgagor will furnish to Mortgagee such additional information as Mortgagee may reasonably require.

    SECTION 3.4. Operation of Vessel. The Mortgagor will not cause or permit the Vessel to be operated in any manner contrary to law and the Mortgagor will not engage in any unlawful trade or violate any law or expose the Vessel to penalty or forfeiture, and will not do, or suffer or permit to be done, anything which can or may injuriously affect the registration or flag of the Vessel under the laws and regulations of the United States of America. Mortgagor will never operate the Vessel outside the navigation limits of the insurance carried pursuant to Section 3.12 of Article III of this Mortgage.

    SECTION 3.5. Payment of Taxes, etc. The Mortgagor will pay or cause to be paid prior to delinquency, all taxes, assessments, governmental levies, fines and penalties lawfully imposed on the Mortgagor or on the Vessel; provided, however, that the Mortgagor shall not be required to pay or discharge any such tax, assessment, charge, fine or penalty so long as the legality thereof shall be contested in good faith and by appropriate proceedings and the failure to pay would not have a Material Adverse Effect on the Mortgagor unless and until foreclosure, distraint, sale or other similar proceedings shall have been commenced with respect to the property which is subject to any such tax, assessment, charge, fine or penalty.

    SECTION 3.6. Notice of Mortgage. The Mortgagor will place, and at all times will retain, properly certified copies of this Mortgage and a Notice of this Mortgage with the Certificate of Documentation of the Vessel on board the Vessel.

    SECTION 3.7. Release From Arrest. If a complaint be filed against the Vessel, or if the Vessel is otherwise attached, arrested, levied upon or taken into custody by virtue of any legal proceeding in any court, the Mortgagor will promptly notify Mortgagee thereof by telephone facsimile, confirmed by letter, and within three (3) days will cause the Vessel to be released by posting security in the form of a Letter of Undertaking or a Release Bond, and will promptly notify Mortgagee thereof in the manner aforesaid.

    SECTION 3.8. Maintenance of Vessel. The Mortgagor will at its own expense at all times maintain, preserve and keep the Vessel in good condition, working order and repair and will from time to time make all necessary and proper repairs, renewals, replacements, betterments and improvements, including without limitation those replacements required by Section 4.12 of Article IV. The Vessel shall, and the Mortgagor covenants that it will, at all times comply with all applicable laws, treaties and covenants and rules and regulations issued thereunder.

    SECTION 3.9. Access to Vessel. The Mortgagor at all reasonable times will afford Mortgagee or its authorized representatives full and complete access to the Vessel for the purpose of inspecting the same and its papers and records.

    SECTION 3.10. Documentation of Vessel. The Mortgagor will keep the Vessel duly documented as a vessel of the United States of America, under the flag of the United States of America, entitled to engage in the operations conducted by the Mortgagor and eligible for the trade in which the Vessel is operating.

    SECTION 3.11. Sale, Charter or Mortgage of Vessel. Except for the Indenture Trustee Mortgages, the Mortgagor will not mortgage, transfer, or demise charter the Vessel without the written consent of Mortgagee first had and obtained; and any such written consent to any one mortgage, transfer, or demise charter shall not be construed to be a waiver of this provision in respect of any subsequent proposed mortgage, transfer, or demise charter. Any such mortgage, transfer, or demise charter of the Vessel shall be subject to the provisions of this Mortgage and the lien it creates, unless released therefrom by the Mortgagee.

    SECTION 3.12. Insurance. Mortgagor shall at its own expense keep the Vessel insured in accordance with the terms of the Indenture. Mortgagor agrees, nonetheless, that it will adjust the amounts and nature of coverages if reasonably requested by the Mortgagee as necessary or advisable in light of the nature of business conducted thereon. If Mortgagor shall at any time fail to comply with the foregoing, Mortgagee may, but shall not be obligated to, procure such insurance and pay any unpaid premiums or calls, the costs and expenses of said procurement and payment, together with interest at the Overdue Rate from the date of such expenditure, and which thereby shall become an additional indebtedness due from Mortgagor to Mortgagee and part of the Obligations secured by this Mortgage and which shall be paid by Mortgagor on demand. In the case all insurance monies, awards or other payments shall be paid over to the Mortgagee and the Mortgagee shall pay such amounts over to the Mortgagor subject to any applicable conditions set forth in the Intercreditor Agreement.

    SECTION 3.13. Requisition of Title to Vessel. In the event that the title or ownership of the Vessel shall be requisitioned, purchased or taken by the United States of America or any government of any State of the United States or any other country or any department, agency or representative thereof, pursuant to any present or future law, proclamation, decree, order or otherwise, the lien of this Mortgage shall be deemed to attach to the claim for compensation, and the compensation, purchase price, reimbursement or award for such requisition, purchase or other taking of such title or ownership is hereby declared payable to Mortgagee, who shall be entitled to receive the same and shall apply it as provided in the Intercreditor Agreement. In the event of any such requisition, purchase or taking, the Mortgagor shall promptly execute and deliver to Mortgagee such documents, if any, as in the opinion of counsel for Mortgagee may be necessary or useful to facilitate or expedite the collection by Mortgagee of such compensation, purchase price, reimbursement or award.

    SECTION 3.14. Requisition of Vessel but not Title. In the event that the United States of America or any government of any other country or any department, agency or representative thereof shall not take the title or ownership of the Vessel but shall requisition, charter, or in any manner take over the use of the Vessel pursuant to any present or future law, proclamation, decree, order or otherwise, and in the event Mortgagor is in default of the terms of this Mortgage, all charter hire and compensation resulting therefrom shall be payable to Mortgagee, and if, as a result of such requisitioning, chartering or taking of the use of the Vessel such government, department, agency or representative thereof shall pay or become liable to pay any sum by reason of the loss of or injury to or depreciation of the Vessel any such sum is hereby made payable to Mortgagee, who shall be entitled to receive the same and shall apply any such sums referred to in this Section as provided in the Intercreditor Agreement. In the event of any such requisitioning, chartering or taking of the use of the Vessel, the Mortgagor shall promptly execute and deliver to Mortgagee such documents, if any, and shall promptly do and perform such acts, if any, as in the opinion of counsel for Mortgagee may be necessary or useful to facilitate or expedite the collection by Mortgagee of such claims arising out of the requisitioning, chartering or taking of the use of the Vessel.

    SECTION 3.15. Execution of Additional Documents. Mortgagor agrees to execute all additional documents, instruments, UCC Financing Statements and other agreements that Mortgagee may deem necessary and appropriate, within its sole discretion, in form and substance satisfactory to Mortgagee, to keep this Mortgage in effect, to better reflect the true intent of this Mortgage, and to consummate fully all of the transactions contemplated by the Lease and the other Operative Documents and hereby.


                                ARTICLE IV

                      EVENTS OF DEFAULT AND REMEDIES

    SECTION 4.1. A. Events of Default. The term "Event of Default," wherever used in this Mortgage, shall mean any one or more of the following events (whether any such event shall be voluntary or involuntary or come about or be effected by operation of law or pursuant to or in compliance with any judgment, decree or order of any court or any order, rule or regulations of any administrative or governmental body):

          (1) The occurrence of an Event of Default (as defined in Appendix 1 to the Participation Agreement); or

          (2) Default in the due observance or performance of any of the other covenants and conditions herein required to be kept and performed and continuance of such default for sixty (60) days after notice by Mortgagee provided, however, that the Mortgagor shall not be deemed to be in default for failure to keep the Vessel in good condition, working order and repair pursuant to Section 3.08 of Article III if the Mortgagor shall be diligently taking steps to comply with the requirements of said Section; or

          (3) The Mortgagor shall (i) abandon the Vessel without due cause; or
     (ii) cease to be a citizen of the United States of America within the meaning of Title 46, Section 802 of the United States Code entitled to engage in the trade in which the Vessel is operating; or

          (4) The title or ownership of the Vessel shall be requisitioned, purchased or taken by the government of any country or by any department, agency or representative thereof and there shall not have been paid to Mortgagee an amount in cash in United States dollars equal to the fair value of the Vessel within ninety (90) days after such event occurs.

    B. Remedies. Then and in each and every such case Mortgagee shall have the right to:

          (1) Declare all the Obligations, with the interest accrued thereon, and all other indebtedness or sums secured hereby, to be due and payable immediately, and upon such declaration such principal with interest and other sums shall immediately become due and payable without demand, presentment, notice or other requirements of any kind (all of which the Mortgagor waives) notwithstanding anything in this Mortgage or any Operative Document or applicable law to the contrary;

          (2) (a) Exercise all the rights and remedies in foreclosure and otherwise given to Mortgagee by the laws and regulations of the United States of America or of the country wherein the Vessel shall then be found or of any country wherein the Vessel may thereafter be found or of any other applicable jurisdiction and (b) exercise all the rights and remedies given to the Mortgagee by the laws and regulations of the state in which the Vessel is located or any other relevant state;

          (3) Bring suit at law, in equity or in admiralty, as it may be advised, to recover judgment for any and all amounts due under this Mortgage, or otherwise hereunder, and collect the same from the Mortgagor and/or out of any and all property of the Mortgagor whether covered by this Mortgage or otherwise;

          (4) Take the Vessel without legal process wherever the same may be; and the Mortgagor or other person in possession, forthwith upon demand of Mortgagee shall surrender to Mortgagee possession of the Vessel and Mortgagee may, without being responsible for loss or damage, hold, lay up, lease, charter, operate or otherwise use the Vessel for such time and upon such terms as it may deem to be for its best advantage, accounting only for the net profits, if any, arising from such use of the Vessel and charging upon all receipts from the use of the Vessel or from the sale thereof by court proceedings or pursuant to Subsection (5) of Section 4.01 next following, all costs, expenses, charges, damages or losses by reason of such use; and if at any time Mortgagee shall avail itself of the right herein given it to take the Vessel, Mortgagee shall have the right to dock the Vessel for any length of time at any dock, pier, or other premises of the Mortgagor or leased by the Mortgagor without charge, or to dock it at any other place at the cost and expense of the Mortgagor;

          (5) Without being responsible for loss or damage, sell the Vessel at any place and at such time as Mortgagee may specify and in such manner as Mortgagee may deem advisable free from any claim by the Mortgagor in admiralty, in equity, at law or by statute, after first giving notice of the time and place of sale with a general description of the property in the following manner:

               (a) By publishing such notice for three (3) times a week for two consecutive weeks, with the last date of publication not more than twenty (20) nor less than five (5) days immediately preceding the sale, in a daily newspaper of general circulation published within the jurisdiction encompassed by the Northern District of Mississippi, Delta Division and in the Journal of Commerce;

               (b) If the place of sale should not be Tunica County, Mississippi, then also by publication of a similar notice in a daily newspaper, if any, published at the place of sale; and

               (c) By mailing a similar notice to the Mortgagor on the day of first publication.

    Mortgagee may adjourn any such sale from time to time by announcement at the time and place appointed for such sale or for such adjourned sale, and without further notice or publication Mortgagee may make any such sale at the time and place to which the same shall be so adjourned. Any such sale may be conducted without bringing the Vessel to be sold to the place designated for such sale and in such manner as Mortgagee may deem to be for its best advantage. Any sale made by the Mortgagee in accordance with the terms of this Section 4.1(5) shall be deemed made in a commercially reasonable manner insofar as the Mortgagor is concerned.

          (6) Mortgagor hereby consents to the appointment of a consent keeper or substitute custodian by Mortgagee with the costs thereof to be a cost of the sale to be paid from the proceeds of the sale or by Mortgagor.

    SECTION 4.2. Sale of Vessel by Mortgagee. Any sale of the Vessel made in pursuance of this Mortgage, whether under the power of sale hereby granted or any judicial proceedings, shall operate to divest all right, title and interest of any nature whatsoever of the Mortgagor therein and thereto, and shall bar the Mortgagor, its successors and assigns, and all persons claiming by, through or under them. At any such sale Mortgagee may bid for and purchase the Vessel and upon compliance with the terms of sale may hold, retain and dispose of such property without further accountability therefor. In case of any such sale the Mortgagee shall be entitled, for the purpose of making settlement or payment for the property purchased, to use and apply the Notes or any portion thereof in order that there may be credited against the amount remaining due and unpaid thereon the sums payable to the Mortgagee out of the net proceeds of such sale after allowing for the costs and expense of sale and other charges; and thereupon the Mortgagee shall be credited, on account of such purchase price, with the net proceeds that shall have been so credited upon the Notes. No purchaser shall be bound to inquire whether notice has been given, or whether any default has occurred, or as to the propriety of the sale or as to the application of the proceeds thereof.

    SECTION 4.3. Mortgagee to Sign for Mortgagor. For purposes of any sale of the Vessel made in pursuance of this Mortgage, whether under the power of sale hereby granted or any judicial proceedings, Mortgagee is hereby appointed attorney-in-fact of the Mortgagor to execute and deliver to any purchaser aforesaid and is hereby vested with full power and authority to make, in the name and in behalf of the Mortgagor, a good conveyance of the title to the Vessel so sold. In the event of any sale of the Vessel, under any power herein contained, the Mortgagor will, if and when required by Mortgagee, execute such form of conveyance of the Vessel as Mortgagee may direct or approve.

    SECTION 4.4. Mortgagee to Collect Hire, etc. Mortgagee is hereby appointed attorney-in-fact of the Mortgagor upon the happening of any Event of Default, in the name of the Mortgagor to demand, collect, receive, compromise and sue for, so far as may be permitted by law, all earnings, tolls, rents, issues, revenues, income and profits of the Vessel and all amounts due from underwriters under any insurance thereon as payment of losses or as return premiums or otherwise, and all other sums, due or to become due at the time of the happening of any Event of Default in respect of the Vessel, or in respect of any insurance thereof from any person whomsoever, and to make, give and execute in the name of the Mortgagor acquittances, receipts, releases, or other discharges for the same, whether under seal or otherwise, and to endorse and accept in the name of the Mortgagor all checks, notes, drafts, warrants, agreements and all other instruments in writing with respect to the foregoing. All amounts so received shall first be applied to operating expenses and then to unpaid Obligations pursuant to the Intercreditor Agreement.

    SECTION 4.5. Mortgagee's Right to Possession. Whenever any right to enter and take possession of the Vessel accrues to Mortgagee, it may require the Mortgagor to deliver, and the Mortgagor shall on demand, at its own cost and expense, deliver the Vessel to Mortgagee as demanded. If any legal proceedings shall be taken to enforce any right under this Mortgage, Mortgagee shall be entitled as a matter of right to the appointment of a receiver of the Vessel and the earnings, tolls, rents, issues, revenues, income and profits due or to become due and arising from the operation thereof.

    SECTION 4.6. Appearance by Mortgagee on Behalf of Mortgagor. The Mortgagor authorizes and empowers Mortgagee or its appointees or any of them to appear in the name of the Mortgagor, its successors and assigns, in any court where a suit is pending against the Vessel because of or on account of any alleged lien against the Vessel from which the Vessel has not been released and to take such proceedings as to them or any of them may seem proper towards the defense of such suit and the discharge of such lien, in the event that the Mortgagor shall not be taking proceedings reasonably satisfactory to Mortgagee, and in such case all expenditures made or incurred by Mortgagee or his appointees for the purpose of such defense or discharge shall be a debt due from the Mortgagor, its successors and assigns, to Mortgagee, and shall be secured by the lien of this Mortgage in like manner and extent as if the amount and description thereof were written herein.

    SECTION 4.7. Acceleration of Indebtedness Secured Hereby. The Mortgagor covenants that upon the happening of any one or more of the Events of Default, then upon written demand of Mortgagee, each of the Borrower and the Mortgagor will perform its respective obligations to Mortgagee, the Agent or the Lenders under the Lease and the other Operative Documents and this Mortgage, and in case the Mortgagor shall fail to pay the same forthwith upon such demand, Mortgagee shall be entitled to recover judgment for the whole amount so due and unpaid, together with such further amounts as shall be sufficient to cover the reasonable costs and expenses of collection, including a reasonable compensation to Mortgagee's agents, attorneys and counsel and any necessary advances, expenses and liabilities made or incurred by them hereunder. All moneys collected by Mortgagee under this Section shall be applied by Mortgagee in accordance with the provisions of Section 4.11 of this Article.

    SECTION 4.8. Right of Mortgagee. Each and every power and remedy herein given to Mortgagee shall be cumulative and shall be in addition to every other power and remedy herein given or now or hereafter existing at law, in equity, in admiralty or by statute, and each and every power and remedy whether herein given or otherwise existing may be exercised from time to time and as often and in such order as may be deemed expedient by Mortgagee, and the exercise or the beginning of the exercise of any power or remedy shall not be construed to be a waiver of the right to exercise at the same time or thereafter any other power or remedy. No delay or omission by Mortgagee in the exercise of any right or power or in the pursuance of any remedy accruing upon any default as above defined shall impair any such right, power or remedy or construed to be a waiver of any such Event of Default or to be any acquiescence therein; nor shall the acceptance by Mortgagee of any security or of any payment of or on account of any Operative Document after any Event of Default or of any payment on account of any past default be construed to be a waiver of any right to take advantage of any future Event of Default or of any past Event of Default not completely cured thereby.

    SECTION 4.9. Cure of Defaults. If at any time after an Event of Default and prior to the actual sale of the Vessel or the Equipment by Mortgagee or prior to any foreclosure proceedings, Events of Default and any accelerations of the maturity of the Notes may be rescinded as provided in the Intercreditor Agreement.

    SECTION 4.10. Restoration of Position. In case Mortgagee shall have proceeded to enforce any right, power or remedy under this Mortgage by foreclosure, entry or otherwise, and such proceedings shall have been discontinued or abandoned for any reason or shall have been determined adversely to Mortgagee, then and in every such case the Mortgagor and Mortgagee shall be restored to their former positions and rights hereunder with respect to the property subject or intended to be subject to this Mortgage, and all rights, remedies and powers of Mortgagee shall continue as if no such proceedings had been taken.

    SECTION 4.11. Proceeds of Sale. The proceeds of any sale of the Vessel or the Equipment and the net earnings from the hire or from any operation or use of the Vessel by Mortgagee under any of the powers herein specified and any and all other money received by Mortgagee pursuant to or under the terms of this Mortgage or in any proceedings hereunder, the application of which has not elsewhere herein been specifically provided, shall be applied at the discretion of Mortgagee with Mortgagee having the right to impute payments as it may desire among the following:

          FIRST: To the payment of all reasonable expenses and charges, including the expenses of any sale, and expenses of any retaking, attorneys' fees, court costs, keepers' fees, necessary repairs and any other expenses or advances made or incurred by Mortgagee in the protection of its rights or the pursuance of its remedies hereunder, and to provide adequate indemnity against liens claiming priority over or equality with the lien of this Mortgage;

          SECOND: To the payment in full of any amounts then due and unpaid in accordance with the Intercreditor Agreement.

          THIRD: To the payment of any surplus thereafter remaining to whomsoever may be entitled thereto.

    SECTION 4.12. Repairs to Vessel and Sale of Equipment. Until one or more of the Events of Default hereinabove described shall happen, the Mortgagor (a) shall be suffered and permitted to retain actual possession and use of the Vessel; (b) may at any time alter, repair, change or re-equip the Vessel, subject, however, to the provisions of Section 3.8 of Article III; and (c) shall have the right, from time to time in its discretion and without obtaining a release thereof by Mortgagee, to dispose of, free from the lien hereof, (1) equipment or other appurtenances, including any gaming machinery or equipment and accessories relating to the gaming operations of the Vessel that may become worn out or obsolete or otherwise are no longer useful, necessary, profitable or advantageous in the operation of the Vessel, provided that such does not materially affect the value of the Vessel or (2) any other equipment or accessories provided that the provisions of the Lease are complied with. Either prior to or promptly following such removal any replacement property that shall be free of any security interest of any other person (subject to Permitted Liens), which shall forthwith become subject to the lien of this Mortgage as a preferred mortgage thereon.

    SECTION 4.13. Advances by Mortgagee. The Mortgagor authorizes the Mortgagee in the Mortgagee's discretion to advance any sums necessary for the purpose of paying (i) insurance premiums, (ii) any and all excise, property, sales, use and other taxes, forced contributions, service charges, local assessments and governmental charges on any of the Vessel, (iii) any Liens affecting the Vessel (whether superior or subordinate to the lien of this Mortgage) not permitted by the Participation Agreement, (iv) necessary repairs and maintenance expenses of the Vessel, or (v) any other amounts which the Mortgagee deems necessary and appropriate to preserve the validity and ranking of this Mortgage, to cure any Default or Event of Default, to protect or preserve the Vessel or to prevent the occurrence of any Default or Event of Default (collectively, the "Credit Extensions") of whatever kind; provided, however, that nothing herein contained shall be construed as making such Credit Extensions obligatory upon the Mortgagee, or as making the Mortgagee liable for any loss, damage, or injury resulting from the nonpayment thereof. The Mortgagor covenants and agrees that within five (5) Business Days after written demand therefor by the Mortgagee, the Mortgagor will repay the Credit Extensions to the Mortgagee, together with interest thereon at the Overdue Rate, and in addition will repay any other reasonable costs, attorneys' fees and expenses, charges and expenses of any and every kind incurred by the Mortgagee in connection with the expenditures under items (i) through (v) above, including payments required in respect to any Lien affecting the Vessel, together with interest thereon at the Overdue Rate. All such Advances and amounts (including interest) shall be included in the Obligations secured hereby.



                                 ARTICLE V

                         MISCELLANEOUS PROVISIONS

    SECTION 5.1. Addresses. Any notice to be given under this Mortgage shall, except as otherwise expressly provided herein, be served by registered or certified mail or hand delivered, addressed as follows:

    (a) To Mortgagor:

        BL Development Corp.
        13705 First Avenue North
        Plymouth, Minnesota 55441-5451
        Attention:  Chief Financial Officer

    with a copy to:

        Russell F. Lederman, Esq.
        Maslon Edelman Borman & Brand
        3330 Norwest Center
        Minneapolis, Minnesota 55401

    and

        Grand Casinos, Inc.
        13705 First Avenue North
        Plymouth, Minnesota 55441-5444
        Attention:  Chief Financial Officer

    (b) To Mortgagee:

        First Security Bank of Utah, National Association
        79 South Main Street
        Salt Lake City, Utah 84111
        Attention:  Corporate Trust Service

    with a copy to:

        Barry K. Gassman, Esq.
        Mayer, Brown & Platt
        1675 Broadway
        New York, New York 10019

    (c) To Agent:

        BA Leasing & Capital Corporation
        Four Embarcadero Center, Suite 1200
        San Francisco, California 94111
        Attention:

    with a copy to:

        Barry K. Gassman, Esq.
        Mayer, Brown & Platt
        1675 Broadway
        New York, New York 10019

unless another address shall be furnished in writing by the party to receive such notice to the party giving such notice, and any such notice shall be deemed made as of the date of mailing or hand delivery.

    SECTION 5.2. Counterparts. This Mortgage may be executed in any number of counterparts and all such counterparts executed and delivered each as an original shall constitute but one and the same instrument.

    SECTION 5.3. Interest of Mortgagor. The interest of the Mortgagor in the Vessel and the interest mortgaged by this Mortgage is that of one hundred percent (100%) absolute and sole ownership.

    SECTION 5.4. Survivorship of Covenants. All the covenants, promises, stipulations and agreements of the Mortgagor and the Obligations secured hereby shall bind the Mortgagor and its successors and assigns and shall inure to the benefit of Mortgagee and its successors and assigns.

    SECTION 5.5. Amendments. The Lease, the Operative Documents and this Mortgage may not be modified, supplemented or amended in any respect, or any waiver given in regard to any of the provisions hereof, in any case which might affect the rights of Mortgagee or Agent hereunder, except with the written consent of Mortgagee or Agent, as the case may be, and so long as Mortgagor shall do all acts and things necessary to maintain the preferred status of this Mortgage.

    SECTION 5.6. Discharge of Lien. When the Mortgagor's and Borrower's obligations to the Mortgagee and the Lenders arising under the Lease and the other Operative Documents have been satisfied in full, Mortgagee shall, at the Mortgagor's expense, execute and deliver to the Mortgagor such documents as the Mortgagor shall reasonably request to evidence the surrender and discharge of the lien hereof upon the Vessel.

    SECTION 5.7.  Incorporation into Mortgage.  The Whereas
Clauses and the Granting Clause of this Mortgage are incorporated in and are made a part of this Mortgage.

    SECTION 5.8. Governing Law. This Mortgage shall be governed by and construed according to the provisions of the Act, and where silent, by the General Maritime Law of the United States; provided, however, that the exercise of certain rights hereunder or under the Operative Documents may require compliance with the Gaming Laws.




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     IN WITNESS WHEREOF, the undersigned has caused this instrument to be duly executed as of the date first above written.

                            BL DEVELOPMENT CORP.


                            BY:    /s/ TIMOTHY J. COPE
                            Name:  Timothy J. Cope
                            Title: Chief Financial Officer








STATE OF MINNESOTA)
                    ) ss:
COUNTY OF HENNEPIN)

     Personally appeared before me, the undersigned authority in and for the said county and state, on this 16th day of May, 1996, the within named Timothy
J. Cope who upon being duly sworn did confirm and acknowledge to me that he is Chief Financial Officer of BL Development Corp., a Minnesota corporation, and that for and on behalf of the said corporation, and as its free act and deed he executed the above and foregoing instrument, after first having been duly authorized by said corporation so to do.

                                   /s/ PATRICIA L. BUFFHAM
                              --------------------------------------
                                             NOTARY PUBLIC



My Commission expires:  ______________